EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. (the "Company") on Form S-8 of our reports dated March 31, 2006, relating to the consolidated financial statements and financial statement schedule of Triarc Companies, Inc. (the "Company") and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 1, 2006.


/s/ DELOITTE & TOUCHE LLP

New York, New York

December 20, 2006